Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORTION

FOR IMMEDIATE RELEASE
---------------------

           Marine Products Corporation Announces Share Repurchases in
                           the Fourth Quarter of 2004

ATLANTA, January 6, 2005 -- Marine Products Corporation (AMEX: MPX) announced today share repurchases for the fourth quarter of 2004 totaling 19,400 shares at an average price of $18.71 per share. The Board of Directors approved a program authorizing the repurchase of up to 1.5 million shares. Since the program's inception, 633,151 shares have been repurchased, and 866,849 additional shares may be purchased under this program. The program, which was approved on April 25, 2001, does not have an expiration date.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

BEN PALMER
Chief Financial Officer
404.321.7910

JIM LANDERS
Corporate Finance
404.321.2162
irdept@marineproductscorp.com